Exhibit 3.4

FORM No. 1                                      FEE: $8.00 Plus $1.00 Per $1,000
FILE IN DUPLICATE                                       On Capital Stock
                                                              Minimum Fee $11.00

                            ARTICLES OF INCORPORATION

STATE OF OKLAHOMA       )
COUNTY OF MCCLAIN       ) ss.

               TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

         We, the undersigned Incorporators,

NAME                       NUMBER              STREET           CITY    STATE

Loyd G. Dorsett          601 Berry Rd.                         Norman, Oklahoma
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Robert N. Steely         North of City                         Norman, Oklahoma
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Harry E. Rainbolt        201 W. Main St.                      Purcell, Oklahoma
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being persons legally competent to enter into contracts, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

         The name of this Corporation is:

                   Dorsett Industries, Inc.
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(must end with "Corporation", "Company", "Incorporated" or "Limited" or an
abbreviation of one).

                                   ARTICLE TWO

         The address of its registered office in the State of Oklahoma is 416 Truman Place, in the City of Purcell , County of McClain , and the name of its registered agent is Loyd G. Dorsett , his address is 416 Truman Place, Purcell, Okla.

                                  ARTICLE THREE

         The duration of the corporation is: 50 years .
                                            ------------

                                  ARTICLE FOUR

         The purpose for which this corporation is formed are: To engage in purchase and/or manufacture, and sale of materials of any kind, and to own securities of other such companies, and to engage in any other activities incidental to the above, including ownership of real property.

                                  ARTICLE FIVE

         The aggregate number of shares which the corporation shall have authority to allot is 200,000 divided into one classes. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

CLASS           SERIES             NUMBER OF SHARES                PAR VALUE
  1               1                     Common    200,000             $0.10
                                                  -------
                                        Preferred
                                                  -------
                                                       Total      $ 20,000.00
                                                                  -----------

                                  ARTICLE SIX

         The amount of stated capital with which it will begin business is $
500.00 , which has been fully paid in. (Not less than $300.00)

                                 ARTICLES SEVEN

         The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor, are:

CLASS OF SHARES                 NUMBER OF SHARES            CONSIDERATION TO BE
                                                            RECEIVED THEREFOR
   Common                            5,000                     $500.00 cash

                                  ARTICLE EIGHT

         The number of directors to be elected at the first meeting of the shareholders is three .
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                          (SIGNATURES OF INCORPORATORS)

                                        Loyd G. Dorsett  /s/  Loyd G. Dorsett
                                        ----------------------------------------
                                        Robert N. Steely  /s/  Robert N. Steely
                                        ----------------------------------------
                                        Harry E. Rainbolt /s/  Harry E. Rainbolt
                                        ----------------------------------------
STATE OF OKLAHOMA  )
COUNTY OF MCCLAIN  ) ss.

         Before me, a Notary Public in and for said County and State on this 31st day of August, 1963, personally appeared Loyd G. Dorsett, Robert N. Steely and Harry E. Rainbolt to me known to be the identical persons who executed the foregoing Articles of Incorporation and acknowledge to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.
                                            /s/  Nancy K. Smith
                                            ------------------------------------
My Commission expires April 27, 1967                 (Notary Public)
(SEAL)

     (This form must be executed and attached to Articles of Incorporation)


                         AFFIDAVIT AS TO PAID IN CAPITAL

STATE OF OKLAHOMA  )
COUNTY OF MCCLAIN  ) ss.

         Loyd G. Dorsett and Robert N. Steely and ________________________, of lawful age, being first duly sworn, each for himself deposes and says that the above-name affiants constitute a majority of the incorporators of Dorsett Industries, Inc. a proposed corporation, and that the amount of stated capital with which said corporation will begin business, as set out in its attached articles of incorporation, has been fully paid in.

                                            /s/  Loyd G. Dorsett
                                            ------------------------------------
                                            /s/  Robert N. Steely
                                            ------------------------------------

        Subscribed and sworn to before me this 31st day of August, 1963.

                                            /s/  Nancy K. Smith
                                            ------------------------------------
My Commission Expires:

April 27, 1967